UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2026

VisionWave Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-72741	99-5002777
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Delaware Ave., Suite 210 # 301 Wilmington, DE.	19801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 305-4790

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	VWAV	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	VWAVW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously disclosed in the Current Report on Form 8-K filed by VisionWave Holdings Inc. (the “Company”) with the Securities and Exchange Commission on January 26, 2026, the Company entered into a definitive Exchange Agreement with SaverOne Ltd. (“SaverOne”), a company whose American Depositary Shares are listed on the Nasdaq Capital Market under the symbol “SVRE.” As further disclosed in the Company’s Current Report on Form 8-K filed on March 9, 2026, the Company completed the first stage of the transaction contemplated by the Exchange Agreement (the “Stage 1 Closing”), pursuant to which the Company acquired approximately 19.99% of the outstanding share capital of SaverOne.

Subsequent to the Stage 1 Closing, the Company has purchased additional American Depositary Shares of SaverOne in open-market transactions from time to time. Following these purchases, the Company currently beneficially owns approximately 21% of SaverOne’s outstanding share capital. The Company’s beneficial ownership of SaverOne securities, including the open-market purchases referenced above, has been reported through filings made with the Securities and Exchange Commission under applicable securities laws, including Schedule 13D and Section 16 filings.

The Company’s investment in SaverOne is part of a previously disclosed strategic collaboration between the parties. The Company may, from time to time, evaluate additional opportunities to increase or decrease its ownership position in SaverOne, subject to market conditions, the terms of the Exchange Agreement, and applicable regulatory requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 17, 2026

VisionWave Holdings, Inc.

By:	/s/ Douglas Davis
Name:	Douglas Davis
Title:	Interim Chief Executive Officer